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                                                                   EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT


                  This Employment Agreement ("Agreement"), dated as of January 19, 1998, by and among STERLING CHEMICALS HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), STERLING CHEMICALS, INC., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Sterling" and, together with Holdings, "Employers"), and GARY M. SPITZ ("Employee").

                  WHEREAS, Employers desire to employ Employee as a senior officer and Employee desires to serve in such capacity, in each case on the terms and conditions, and for the consideration, set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         Definitions and Interpretations

                  Section 1.01. Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

                  "Base Salary" shall have the meaning specified in Section
         3.01.

                  "Board" shall mean the Board of Directors of Holdings.

                  "Bonus Plan"  has the meaning specified in Section 3.02.

                  "CEO" shall mean the Chief Executive Officer of Holdings.

                  "Change of Control" shall have the meaning specified in the Incentive Plan.

                  "Confidential Information" shall have the meaning specified in
         Section 5.02.

                  "Constituent Companies" shall mean, collectively, Holdings, Sterling and all other direct or indirect subsidiaries of Holdings.

                  "Disability" shall mean a physical or mental condition of Employee that (a) prevents Employee from being able to perform the services required under this Agreement, (b) has continued for a period of at least 180 days during any period of twelve consecutive months and
         (c) is reasonably expected to continue.

                  "Dispute" shall have the meaning specified in Section 6.01.

                  "Employment Date" shall have the meaning specified in Section 2.01.



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                  "Employment Period" shall have the meaning specified in
         Section 2.01.

                  "Good Reason" shall mean any of the following actions or events, but in each case only if it occurs during the Employment Period and then only if it is not consented to by Employee:

                      (a) a material alteration by either Employer in the
                  nature or status of Employee's positions, functions, duties or responsibilities from those described in Section 2.02(a), including any change which would (i) alter Employee's reporting responsibilities described in Section 2.02(a) or
                  (ii) cause Employee's positions and functions with Employers to become of less dignity or importance than those described in Section 2.02(a); provided however, that each such alteration shall cease to be a Good Reason on the date which is 90 days after Employee becomes aware of the occurrence of such alteration unless, prior to such date, Employee gives a Notice of Termination pursuant to Section 4.01 on account of such alteration;

                      (b) the failure of Employers to maintain plans and
                  programs entitling Employee to benefits that, in the aggregate, are at least as favorable to Employee as those available to Employee as of the Employment Date;

                      (c) the failure of either Employer to observe or perform
                  any provision contained in Article III, Article VI, Section 7.03;

                      (d) the failure of either Employer to observe or perform
                  any other provision of this Agreement or any provision of any indemnification agreement between Employee and Employers (or either of them), but only if such failure shall continue unremedied for more than 30 days after written notice thereof is given by Employee to Employers; or

                      (e) the failure of either Employer to elect or re-elect,
                  or to appoint or reappoint, Employee to the offices described in Section 2.02(a).

                  "Holdings" shall have the meaning specified in the recitals of this Agreement.

                  "Incentive Plan" shall mean the Sterling Chemicals Holdings, Inc. Omnibus Stock Awards and Incentive Plan, as amended from time to time.

                  "Miscellaneous Benefits" shall have the meaning specified in
         Section 3.09.

                  "Misconduct" shall mean (a) the willful commission by Employee of acts that are both dishonest and demonstrably injurious to the Constituent Companies (monetarily or otherwise), taken as a whole, in any material respect; (b) the violation of the Employer's drug and alcohol policy; (c) the conviction of Employee for a felony offense; or
         (d) the failure by Employee to perform of any of his obligations under this Agreement, but only if such failure was not caused by disability or incapacity and shall have continued

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         unremedied for more than 30 days after written notice thereof is given to Employee by Employers.

                  "Notice of Termination" shall mean, as appropriate, (a) a notice from Employee to Employers purporting to terminate Employee's employment in accordance with Section 4.01 or (b) a notice from Employers to Employee purporting to terminate Employee's employment in accordance with Section 4.02. Each Notice of Termination shall be dated the date it is given, shall specify the Termination Date and shall state whether the termination is covered by Section 4.03 or by Section 4.04, specifying the same. Any Notice of Termination by Employee which states that the termination is covered by Section 4.03 shall state that the termination is for a Good Reason and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason. Any Notice of Termination which is not in compliance with the foregoing requirements shall be invalid and ineffective. Any Notice of Termination given by Employers after the death of Employee shall be invalid and ineffective. Any Notice of Termination given by Employers after Employee as given a valid Notice of Termination shall be ineffective and vice versa.

                  "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with Article IV, provided that in no event shall such termination date be less than 30 nor more than 60 days after the date such Notice of Termination is given.

                  Section 1.02. Interpretation. In this Agreement, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof, (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (d) where any provision of this Agreement refers to action to be taken by any party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

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                                   ARTICLE II

                     Employment; Term; Positions and Duties

                  Section 2.01. Employment; Term. Each Employer hereby employees Employee in a senior executive capacity and Employee hereby accepts employment by each Employer, in each case on the terms and conditions, and for the consideration, set forth in this Agreement. Employee's employment hereunder shall begin on January 19, 1998 (the "Employment Date") and shall continue until terminated in accordance with Article IV (the "Employment Period").

                  Section 2.02. Positions and Duties. (a) While employed hereunder, Employee shall serve as Vice President and Chief Financial Officer of each Employer and shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to such positions, including any such duties and responsibilities as are set forth with respect to such positions in the Employers' respective certificates of incorporation and bylaws, as from time to time in effect. During the Employment Period, Employee shall report directly to the CEO unless otherwise determined by the Board.

                  (b) While employed hereunder, Employee shall observe and comply with all lawful policies, directions instructions of the CEO and/or the Board which are consistent with paragraph (a) above and shall devote substantially all of his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder. Notwithstanding the foregoing, Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties hereunder: (i) serve on corporate, civic, religious or charitable board or committees, (ii) deliver lectures and fulfill speaking engagements and (iii) manage his personal investments.

                  (c) While employed hereunder, Employee shall at all times conduct himself in such a manner as not to knowingly prejudice, in any material respect, the reputation of any Constituent Company in the fields of business in which it engaged or with the investment community or the public at large.

                                   ARTICLE III

                            Compensation and Benefits

                  Section 3.01. Base Salary. For services rendered by Employee under this Agreement, Employers shall pay to Employee an annual cash base salary ("Base Salary") in the amount of $180,000. The Board shall review the Base Salary at least annually and may increase the amount of the Base Salary at any time as the Board may deem appropriate in its sole discretion. The Base Salary shall be paid at regular intervals in accordance with Holdings' payroll policies for senior executives as from time to time in effect.

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                  Section 3.02. Bonuses. During the Employment Period, Employee
shall be entitled to participate in the bonus/incentive compensation plan for executive officers of Employers in general, as from time to time amended by the Board (the "Bonus Plan"). Employee's annual target bonus under the Bonus Plan for each fiscal year during the Employment Period shall be not less than 60% of the Base Salary for such fiscal year. Each bonus shall be paid to Employee at such time or times provided in the Bonus Plan. Employee will participate in the Bonus Plan in 1998 prorated based on his start date.

                  Section 3.03. Stock Grant. As soon as practicable after the Employment Date, Holdings shall make a Restricted Stock Award to Employee pursuant to the Incentive Plan for 5,000 shares of Common Stock of Holdings in consideration of Employee's agreement to become an employee of Employers and to enter into this Agreement. The terms and conditions of such Restricted Stock Award shall be determined by the Compensation Committee and shall be set forth in a Restricted Stock Agreement, all as contemplated by Paragraph IX(e) of the Incentive Plan. The employee will vest in 25% of shares on his employment date and will vest in the remainder of the shares at a rate of 25% per year over the next 3 years.

                  Section 3.04. Stock Option. As soon as practicable after the Employment Date, Holdings shall grant to Employee pursuant to the Incentive Plan an Option to purchase 45,000 shares of Common Stock of Holdings, with an exercise price per share equal to $12.00, subject to adjustment as provided in Paragraph XII of the Incentive Plan. The terms and conditions of such Option shall be determined by the Compensation Committee and shall be set forth in an Option Agreement, all as contemplated by Paragraph VII(d) of the Incentive Plan. The Stock Options will vest at the rate of 20% per year.

                  Section 3.05. Right to Purchase Additional Shares of Common Stock. Holdings agrees that Employee shall have the right, at his option, to purchase up to 50,000 shares of Common Stock of Holdings for $12 per share, payable in cash. Such shares are in addition to the shares referred to in
Section 3.03 and 3.04. In order to purchase any shares under this Section 3.05. Employee must notify Holdings in writing on or before April 30, 1998, which notice shall (a) refer to this Section 3.05, (b) specify the number of shares which Employee desires to purchase, (c) specify the closing date for such purchase (not later than 15 days after the giving of such notice or April 30, 1998, whichever is later) and (d) be delivered to the Treasurer of Holdings or addressed to such Treasurer at the principal corporate offices of Holdings. No shares of stock purchased under this Section 3.05 shall be subject to vesting, forfeiture, surrender or restriction of any kind except that such shares shall be subject to the provisions of the Sterling Chemicals Holdings, Inc. Stockholders Agreement effective as of August 21, 1996 (as amended from time to time) and to the transfer restrictions imposed by applicable securities laws.

                  Section 3.06. Vacation. During the Employment Period, Employee shall be entitled to not less than four (4) weeks of paid vacation per year or such greater number of vacation days as may be permitted in accordance with Holdings' vacation policy (as from time to time amended) for senior executives in general. Employee shall not be entitled to accumulate or carryover unused vacation time or pay from year to year except to the extent permitted in accordance with such vacation policy (as from time to time amended).

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                  Section 3.07. Professional Fees. Employers shall reimburse
Employee for up to $5,000 per year for financial advisory, legal, accounting and tax planning fees and expenses paid or incurred by Employee during the Employment Period.

                  Section 3.08. Business Expenses. Each Employer shall, in accordance with the rules and policies that it may establish from time to time for senior executives, reimburse Employee for business expenses reasonably incurred in the performance of Employee's duties hereunder. It is understood that Employee is authorized, during the Employment Period, to incur reasonable business expenses for promoting the businesses and reputations of the Constituent Companies, including reasonable expenditures for travel, lodging, meals and client and/or business associate entertainment. Requests for reimbursement for such expenses must be accompanied by appropriate documentation.

                  Section 3.09. Other Benefits. Employee shall be entitled to receive all fringe benefits and other perquisites that may be offered by each Employer from time to time to its other senior executives in general (collectively, the "Miscellaneous Benefits"), including (a) participation in all life ($2 million of coverage assuming insurability), medical, retiree medical, dental and disability insurance plans and programs, (b) participation in the bonus, profit sharing and incentive compensation plans, programs and arrangements, (c) participation in all change in control/severance pay/separation pay plans, programs and practices, (d) automobile allowances, (e) reimbursement for club membership fees, tax and financial planning services and annual physical examination and (f) participation in all other employee benefit plans, programs or arrangements, subject, in each case, to meeting the applicable eligibility requirements. However, nothing in this Section 3.09 shall be deemed to prohibit Employers from making any changes in any of the plans, programs or benefits described in the foregoing sentence, provided the change similarly affects all senior executives of Employers similarly situated. Employee's participation in Employers' medical, bonus, profit sharing, incentive compensation, pension and stock ownership plans, programs and arrangements shall commence on the Employment Date. If and to the extent a particular benefit or other perquisite is provided to Employee by two or more provisions of this Agreement, unless a clear contrary intention appears, the provision which is most favorable to Employee shall govern and control to the exclusion of the other provisions.

                  Section 3.10. Relocation Expenses. (a) Employers agree to reimburse Employee for all reasonable moving expenses (including packing, storage and cartage) incurred by Employee during the Relocation Period in relocating his principal residence to the Houston, Texas metropolitan area. As used herein, "Relocation Period" means the period from the date of this Agreement to the earlier of (i) the date on which Employee relocates his principal residence in the Houston, Texas metropolitan area and (ii) June 30, 1998.

                  (b) Employers shall pay the reasonable out-of-pocket expenses incurred by Employee and his wife during the Relocation Period in connection with the relocation of his principal residence to the Houston, Texas metropolitan, excluding moving expenses but interim lodging in the Houston, Texas metropolitan area and traveling between Baltimore, Maryland and Houston, Texas;

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                  (c) Employer shall pay normal closing costs on Employee's home in Maryland as well as Employee's home purchase in Houston, Texas. Normal closing costs do not include points paid for the specific purpose of reducing the interest on the loan;

                  (d) Employers shall pay a miscellaneous relocation allowance to take care of miscellaneous expenses incurred in setting up a new household in Houston in the amount of one month's pay ($15,000);

                  (e) The Employers expect Employee to put your house on the market to sell the property as soon as practical. In the event the property does not sell in a reasonable period of time, the Company will protect Employee for any loss on the appraised value versus the purchase price of the Employee's home;

                  (f) Employers shall pay for temporary housing for Employee from the date of this Agreement until Employee relocates wife and children from Maryland in May or June of 1998.

                  Section 3.11. Signing Bonus. Employers shall pay to Employee a Signing Bonus of $25,000 within 15 working days of the date Employee reports to work.


                                   ARTICLE IV

                            Termination of Employment

                  Section 4.01. Employee's Right of Termination. Employees may, at any time, terminate his employment hereunder for any reason by delivering a Notice of Termination to Employers.

                  Section 4.02. Employers' Right of Termination. Employers may, at any time, terminate Employee's employment hereunder for any reason by delivery a Notice of Termination to Employee.

                  Section 4.03. Benefits as a Consequence of Termination by Employers for any Reason other than Misconduct or Disability or Termination by Employee for Good Reason. The following provisions shall apply if (a) Employers, at any time prior to the second anniversary of the Employment Date, terminates Employee's employment for any reason other than misconduct or disability in accordance with Section 4.02 or (b) a Change of Control occurs during the two-year period commencing on the Employment Date and at any time after such Change of Control (but before the second anniversary of the Employment Date) the Employee terminates his employment in accordance with Section 4.01 for a Good Reason;

                  (i) Employers shall pay to Employee, within 30 days after the Termination Date, a lump sum cash payment equal to the sum of (A) 200% of the Base Salary as in effect on the date of the Notice of Termination plus (B) the projected bonus for Employee under the Bonus Plan (or any replacement or substitute plan) for the fiscal year that includes the date of the Notice of Termination and the succeeding two fiscal years (such

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         projection to be based on Holdings' reasonable estimate of the financial performance of Holdings and its subsidiaries for such fiscal years) plus (C) all unused vacation time accrued by Employee as of the Termination Date in accordance with this Agreement and Employers' vacation policies for senior executives plus (D) all unpaid vested Miscellaneous Benefits earned or accrued as of the Termination Date plus (E) all amounts owing to Employee under Sections 3.07, 3.08, 3.10 and 3.11 plus (F) all amounts forfeited by Employee as a result of such termination under employee benefit plans or programs maintained or sponsored by either Employer plus (G) any additional amounts or benefits which may be required by applicable law, including the Employee Retirement Income Security Act of 1974, as amended from time to time, minus (H) the total amount of any separation or severance pay actually paid in cash to Employee under any plan, program or practice of Employers (other than this Agreement): and

                  (ii) for a period of 24 months (including 18 months of COBRA coverage) following the Termination Date, Employee shall continue to be covered by all life, medical and dental insurance plans and programs (excluding disability) of Employers by which he was covered at the time of such termination, provided that (A) Employee's continued participation is possible under the terms and provisions of such plans and programs and (B) Employee pays the regular employee premium, if any, required by such plans and programs or by COBRA, as the case may be.

Notwithstanding the foregoing, (1) Employers' shall not be obligated to pay the lump sum described in clause (i) above or continue the non-COBRA benefits described in clause (b) above if the Termination Date is after Employee's Normal Retirement Date (as defined in the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan (Effective as of May 1, 1996)) and (2) Employers' obligation to continue the benefits described in clause (ii) above shall cease if and when Employee becomes employed by a third party which provides Employee with substantially similar benefits.

                  Section 4.04. Benefits as a Consequence of Termination for other Reasons or upon Death. If Employee dies before his employment is terminated in accordance with Section 4.01 or 4.02 or if Employee's employment is terminated in accordance with Section 4.01 or 4.02 under circumstances where
Section 4.03 is inapplicable, Employers shall pay to Employee as soon as practicable a lump sum cash payment for (a) any unpaid Base Salary earned hereunder as of the date of death or termination, (b) all unused vacation time accrued by Employee as of the date of death or termination in accordance with this Agreement and Employers' vacation policies for senior executives, (c) all unpaid vested Miscellaneous Benefits earned or accrued as of the date of death or termination, (d) all amounts owing to Employee under Section 3.06, (e) the annual target bonus for Employee under the Bonus Plan (or any replacement or substitute plan) for the fiscal year that includes the date of death or termination, prorated as of such date, and (f) any additional amounts or benefits which may be required by applicable law, including the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  Section 4.05. Resignation as a Director. If Employee's employment under this Agreement is terminated for any reason, Employee agrees to resign as a director of all Constituent Companies of which he is a director, such resignation to be effective (a) in the case of a termination by Employee pursuant to Section 4.01, on the date Employee delivers the relevant

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Notice of Termination and (b) in the case of a termination by Employers pursuant to Section 4.02, on the date Employee receives the relevant Notice of Termination.

                  Section 4.06. Employee Termination. In the event Employee is terminated after the term of this Agreement, Employee may be eligible for severance benefits outside of the Company's benefit plans, if any, extended to other terminating Company officers.

                                    ARTICLE V

                            Confidential Information

                  Section 5.01. Restriction on Use. Employee recognizes that the services to be performed by him hereunder are special, unique and extraordinary and that, by reason of his employment with Employers and the positions described in Section 2.02(a), he may acquire Confidential Information (defined below) concerning one or more Constituent Companies, the use or disclosure of which might cause the Constituent Companies substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, disclose any such Confidential Information to any Person except (a) as required by applicable law,
(b) in connection with the performance of his duties and the rendering of services hereunder, (c) in connection with the enforcement of his rights under this Agreement or any other instrument, (d) in connection with the defense or settlement of any claim, suit or action asserted or threatened against Employee by or in the right of any Constituent Company or (e) with the prior written consent of the CEO or the Board.

                  Section 5.02. Definition. As used herein, "Confidential Information" means information with respect to the products, services, strategies, facilities, trade secrets and other intellectual property, pricing systems, patents and patent applications, procedures, manuals, confidential reports, financial information, business plans, prospects or opportunities of any Constituent Company; provided, however, that such term shall not include (a) any information that is or becomes generally known or available other than as a result of a disclosure by Employee, (b) any information that is or becomes known or available to Employee on a nonconfidential basis from a source (other than the Constituent Companies) which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to any Constituent Company or (c) any general knowledge, skill or experience acquired by Employee.

                  Section 5.03. Ownership; Return to Employers. Employee confirms that all Confidential Information is the exclusive property of the relevant Constituent Company. All business records, papers and documents kept or made by Employee (whether electronically or otherwise) while employed hereunder relating to the business of any Constituent Company shall be and remain the property of such Constituent Company at all times. Upon the request of Holdings at any time, Employee shall promptly deliver to Holdings, and shall retain no copies of, any electronic media or written materials, records and documents made by Employee or coming into his possession while employed hereunder concerning the business or affairs of any Constituent Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or

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affairs. Notwithstanding the foregoing, Employee shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any rights, privileges or benefits of Employee or any disagreement, dispute or litigation between Employee and any Constituent Company.

                  Section 5.04. Injunctive Relief, etc. Employee acknowledges that the covenants contained in this Article V are intended for the benefit of, and may be enforced by, Employers and their respective successors and assigns. Employee further acknowledges that a breach of any of the covenants contained in this Article V may result in material irreparable injury to the Constituent Companies for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and Employers (or either of them) shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article V or such other relief as may be required to specifically enforce any of the covenants contained in this Article V. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

                  Section 5.05. Limitation on Personal Liability. Employee shall not be personally liable to any Constituent Company or its stockholders for monetary damages for any breach of this Article V if Employee acted in good faith and in a manner Employee reasonably believed to be in or not opposed to the best interest of Employers. Employee shall be deemed to have met the standard of conduct required by the foregoing defense unless the contrary is conclusively established by a court of competent jurisdiction. The provisions of this Article V shall survive the termination of Employee's employment hereunder.

                                   ARTICLE VI

                               Dispute Resolution

                  Section 6.01. Definition. As used herein, "Dispute" means any and all questions, claims, controversies or disputes arising out of or relating to this Agreement, including the construction, meaning, performance, effect or breach of this Agreement.

                  Section 6.02. Agreement to Mediate/Arbitrate. In the event a Dispute shall arise between Employee, on the one hand, and Holdings or Sterling, on the other hand, the parties agree to resolve such Dispute in accordance with the following procedure:

                  (1) A meeting shall be held promptly between Employee and Holdings, attended (in the case of Holdings) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

                  (2) If, within 10 days after such meeting, Employee and Holdings have not succeeded in negotiating a resolution of the Dispute, the Dispute shall be submitted to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association.

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                  (3) Employee and Holdings will jointly appoint a mutually
         acceptable mediator seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (2) above.

                  (4) Upon appointment of the mediator, Employee and Holdings agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

                  (5) If Employee and Holdings are not successful in resolving the Dispute through mediation within such 15-day period, the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

                  (6) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the even there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

                  (7) If any dispute shall arise under this Agreement involving termination of Employee's employment with Employers or involving the failure or refusal of Employers to fully perform in accordance with the terms hereof, Employers shall reimburse Employee (without duplication), on a current basis, for all reasonable legal fees and expenses, if any, incurred by Employee in connection with such dispute, together with interest thereon at the rate of 6% per annum, such interest to accrue from the date Holdings received Employee's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of such dispute in accordance with this
         Article VI includes a finding denying, in all material respects, Employee's claims in such dispute, Employee shall be required to reimburse Employers, within 30 days after the date of such resolution, for all sums advanced to Employee with respect to such dispute pursuant to this paragraph (7).

                  (8) Except as provided above, each of Employee and Holdings shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article VI.

                  (9) All mediation/arbitration conferences and hearing will be held in Houston, Texas.

                  Section 6.03. Arbitration Procedures. In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed questions of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached, by the arbitrators from such facts may be submitted by either Employee or Holdings to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such

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20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of Employee or Holdings shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this Section 6.03 and if Employee is the party who prevails or substantially prevails (as determined by the court) in such civil action, Employee shall be entitled to recover from Employers all costs, expenses and reasonable attorneys' fees incurred by Employee in connection with such action and on appeal. In the event any civil action is commenced under this
Section 6.03 and if Holdings is the party who prevails or substantially prevails (as determined by the court) in such civil action, Holdings shall be entitled to recover from Employee all costs, expenses and reasonable attorneys' fees incurred by Employers in connection with such action and on appeal.

                  Section 6.04. Arbitration Award, etc. Except as limited by
Section 6.03, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding and if Employee is the party who prevails or substantially prevails in such legal proceeding, Employee shall be entitled to recover from Employers all costs, expenses and reasonable attorneys' fees incurred by Employee in connection with such legal proceeding and on appeal. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding and if Holdings is the party who prevails or substantially prevails in such legal proceeding, Holdings shall be entitled to recover from Employee all costs, expenses and reasonable attorneys' fees incurred by Employers in connection with such legal proceeding and on appeal.

                  Section 6.05. Exclusivity. All decisions and actions by Holdings under this Article VI shall be binding on Sterling and each other Constituent Company. Except as provided above, (i) no legal action may be brought by any party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

                                   ARTICLE VII

                                  Miscellaneous

                  Section 7.01. Notices. All notices and all other communications provided for in the Agreement shall be in writing and shall be sent, delivered or mailed, addressed as follows: (i) if to Employers (or either of them), at Holdings' principal office address or such other address as Holdings may have designated by written notice to Employee for purposes hereof, directed (except as otherwise provided herein) to the attention of the Chairman and (ii) if to Employee, at his residence address on the records of Holdings or to such other address as he may have designated to Holdings in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

                  Section 7.02. Assignability. The obligations of Employee hereunder are personal and may not be assigned or delegated by Employee or transferred in any manner whatsoever, nor

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

are such obligations subject to involuntary alienation, assignment or transfer. Each Employer shall have the right to assign this Agreement and to delegate all of its rights, duties and obligations hereunder as provided in Section 7.03, but not otherwise; provided however, that no such assignment shall relieve or discharge either Employer of or from any of its obligations under this Agreement.

                  Section 7.03. Successors; Binding Agreement. (a) Each Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of such Employer, by written agreement in form and substance reasonable acceptable to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that such Employer would be required to perform it if no such succession had taken place. Such agreement shall become effective concurrently with the consummation of the transaction requiring the same. A copy of such agreement shall promptly be provided to Employee. As used herein, (i) the term "Holdings" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.03 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law and (ii) the term "Sterling" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.03 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

                  (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisees, legatees or other designees or, if there be no such designees, legatees or other designees, to Employee's estate. This Agreement and all rights of Employers hereunder shall inure to the benefit of and be enforceable by Employers and their respective successors and assigns.

                  Section 7.04. Tax Withholdings. Each Employer shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Employee has otherwise paid to such Employer the amount of such taxes.

                  Section 7.05. Amendments and Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties. No waiver by any party hereto at any time of any breach by

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

any other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  Section 7.06. Governing Law. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

                  Section 7.07. Counterparts, Severability, etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior contracts or agreements, whether oral or written. No right, power or remedy granted under this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement or otherwise available at law or in equity. The obligations of Employers hereunder shall be joint and several.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       STERLING CHEMICALS HOLDINGS, INC.

                                       By:
                                          --------------------------------------
                                          President and Chief Executive Officer


                                       STERLING CHEMICALS, INC.

                                       By:
                                          --------------------------------------
                                          President and Chief Executive Officer


                                       EMPLOYEE

                                       -----------------------------------------
                                         Gary M. Spitz

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